UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware	41-0255900
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares each representing a 1/1,000th interest in a share of Series H Non-Cumulative Perpetual Preferred Stock	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates:

333-173636

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Securities to Be Registered.

The description of the Depositary Shares being registered hereby, including the Series H Non-Cumulative Perpetual Preferred Stock which is represented by the Depositary Shares, is set forth in the Prospectus included in the Registration Statement on Form S-3 (No. 333-173636) of U.S. Bancorp (the “Company”), as filed with the Commission on April 21, 2011, and the final Prospectus Supplement dated April 29, 2013, as filed with the Commission on May 1, 2013, pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2. Exhibits.

4.1	Certificate of Designations of U.S. Bancorp with respect to Series H Non-Cumulative Perpetual Preferred Stock dated April 30, 2013 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of U.S. Bancorp filed May 2, 2013).

4.2	Deposit Agreement dated May 2, 2013 between U.S. Bancorp, U.S. Bank National Association and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K of U.S. Bancorp filed May 2, 2013).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

U.S. BANCORP

Date: May 2, 2013	By:	/s/ James L. Chosy
	Name:	James L. Chosy
	Title:	Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

4.1	Certificate of Designations of U.S. Bancorp with respect to Series H Non-Cumulative Perpetual Preferred Stock dated April 30, 2013 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of U.S. Bancorp filed May 2, 2013).

4.2	Deposit Agreement dated May 2, 2013 between U.S. Bancorp, U.S. Bank National Association and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K of U.S. Bancorp filed May 2, 2013).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).